 EXHIBIT 4.1

SECURED CONVERTIBLE PROMISSORY NOTE

(“CREDIT LINE NOTE”)

THIS SECURED CONVERTIBLE PROMISSORY NOTE AND THE STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT OR (2) THE BORROWER RECEIVES AN OPINION OF LEGAL COUNSEL TO THE HOLDER OF THESE SECURITIES, STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT.

Issuance Date: July 1, 2022	U.S. $100,000.00

FOR VALUE RECEIVED, Healthcare Business Resources, Inc, Delaware corporation (the “Borrower”), hereby promises to pay to the order of Joel Arberman, or his registered assigns (the “Lender”), the initial principal sum of $100,000.00 (the “Credit Limit”), in accordance with the terms of this Credit Line Note. Lender hereby establishes for a period extending twelve months from the date of execution of this note (July 1, 2023) (the “MATURITY DATE”) a revolving line of credit (the “CREDIT LINE”) in the principal amount of One Hundred Thousand Dollars ($100,000.00).

1. ADVANCES. Any request for an Advance may be made from time to time and any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances must be in writing by such officer of Borrower authorized by it to request such Advances. Funds shall be advanced on a per invoice basis and shall be used to pay accounting, audit, legal and other approved expenses to ensure the Borrower satisfies the reporting requirements of the Securities and Exchange Commission. Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event bas occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

The funds from the Advances will be used by the Borrower for invoices submitted for services rendered on or after the execution of this Credit Line Note, and no existing debt shall be paid out of the Credit Line unless approved in writing at the discretion of the Lender. All legal fees incurred in connection with the preparation of the Credit Line Note and related documents shall be the responsibility of the Borrower, and such fees will be paid from an Advance under the terms of the Credit Line Note.

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2. INTEREST; INTEREST RATE; SECURITY FOR PAYMENT. Interest on the outstanding balance shall accrue from the date set forth above as the Issuance Date (the “Issuance Date”) at the rate of eight percent (8%) per annum. All Interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares, as provided for herein, and delivered to Lender at the address furnished to the Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid Interest, and thereafter to (d) principal. To secure the obligations when due hereunder, the Stephen Epstein, the Borrower’s CEO, hereby grants to Lender a security interest in all of his common stock in Borrower, consisting of 11,000,000 shares of common stock, pursuant to the Stock Pledge Agreement, a copy of which is attached as Exhibit A hereto and incorporated herein for all purposes.

3. CONVERSION OF NOTE. Upon a Triggering Event, (defined as any of the events listed in Section 4 below) this Note is convertible at the Borrower’s discretion into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

3.1. Conversion Right.

(a) At any time or times on or after the Issuance Date, upon the occurrence of a Triggering Event the Lender shall have the right to convert the unpaid Principal Amount plus all accrued and unpaid interest on this Note on the conversion date into validly issued, fully paid and non-assessable shares of Common Stock (hereinafter, the “Conversion Shares”), calculated using the Conversion Price (which shall be $.01 per share).

(b) The Borrower shall not issue any fraction of a share of Common Stock upon any conversion. All shares issuable upon each conversion of this Note shall be aggregated for purposes of determining whether such conversion would result in the issuance of a fractional share. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Borrower shall round such fraction of a share of Common Stock up to the nearest whole share. The Borrower shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Conversion Shares.

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3.2. Conversion Price. The number of Conversion Shares issuable upon conversion of any portion of the unpaid Principal Amount plus all accrued and unpaid interest on this Note on the conversion date pursuant to Section 3.1(a) shall be determined by dividing (x) the applicable Conversion Amount by (y) the Conversion Price (such formula is referred to herein as the “Conversion Rate”).

3.3. Mechanics of Conversion.

(a) Conversion by the Lender. To convert the Conversion Amount into shares of Common Stock on any date, the Lender shall deliver (whether via email, facsimile or otherwise), on such date (a “Conversion Date”), a copy of an executed notice of conversion substantially in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Borrower. On or before five business days following the date of receipt of a Conversion Notice, the Borrower shall transmit by facsimile or email an acknowledgment of confirmation, of receipt of such Conversion Notice to the Lender and the Borrower’s transfer agent (the “Transfer Agent”). The Borrower shall issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Lender or its designee, for the number of Conversion Shares to which the Lender shall be entitled. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(b) Assurances with Respect to Conversion Rights. The Borrower shall not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but shall at all times in good faith assist in the carrying out of all of the provisions of this Note and in taking all of such actions as may be necessary or appropriate in order to protect the conversion rights of the Lender against impairment.

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4. RIGHTS UPON EVENT OF DEFAULT.

4.1. Event of Default. Each of the following events shall constitute an “Event of Default”:

(a) Failure to Pay. The Borrower shall fail to make any payment when due and payable under the terms of this Note including, without limitation, any payment of costs, fees, interest, principal, or other amount due hereunder.

(b) Failure to Deliver or Process Shares. The Borrower (or its Transfer Agent, as applicable) (i) fails to issue Conversion Shares by the Delivery Date; (ii) announces (or threatens in writing) that it will not honor its obligation to issue shares to Lender; (iii) fails to transfer or cause its Transfer Agent to transfer or issue Conversion Shares issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note; (iv) directs its Transfer Agent not to transfer, or delays, impairs, and/or hinders its Transfer Agent in transferring or issuing (electronically or in certificated form, as applicable) any Conversion Shares to be issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note; or (v) as applicable, fails to remove (or directs its Transfer Agent not to remove or impairs, delays, and/or hinders its Transfer Agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares (or makes any written announcement, statement or threat that it does not intend to honor any such obligations).

(c) Judgment. A final judgment or judgments for the payment of money aggregating in excess of $10,000 are rendered against the Borrower and which judgments are not, within thirty (30) calendar days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) calendar days after the expiration of such stay.

(d) Breach of Obligations; Covenants. The Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note.

(e) Breach of Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Borrower to the Lender in writing included in this Note, or as an inducement to the Lender to enter into this Note shall be false, incorrect, incomplete or misleading when made or furnished or becomes false thereafter.

(f) Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for, or consent to, or otherwise be subject to, the appointment of a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official for a substantial part of its property or business.

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(g) Failure to Pay Debts. If any of the Borrower’s assets are assigned to its creditors, or upon the occurrence of any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Borrower in an amount equal to $10,000 or more.

(h) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

(i) Liquidation. Any dissolution, liquidation, or winding up of the Borrower or any substantial portion of its business.

(j) Cessation of Operations. Any cessation of operations by the Borrower or the Borrower admits it is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

(k) Governmental Action. If any governmental or regulatory authority takes or institutes any action against the Borrower or an executive officer or director of the Borrower, that will materially affect the Borrower’s financial condition, operations or ability to pay or perform the Borrower’s obligations under this Note.

(l) Share Reserve. The Borrower’s failure to maintain adequate authorized common stock to be able to issue the Conversion Shares (the “Share Reserve).

(m) Resignation of CEO. The resignation or termination for cause of Stephen Epstein while any principal or interest is outstanding under the terms of this Note.

Each subsection of this Section 4.1 shall be interpreted and applied independently, and no such subsection shall be deemed to limit or qualify any other subsection in any manner whatsoever.

4.2. Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default, the Borrower shall within five business days deliver written notice thereof via facsimile and reputable overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Lender.

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(a) At any time and from time to time after the earlier of the Lender’s receipt of an Event of Default Notice and/or the Lender becoming aware of an Event of Default, the Lender may require the Borrower to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Borrower, which Event of Default Redemption Notice shall indicate the portion of the outstanding balance the Lender is electing to redeem (the “Default Redemption Amount”). Notwithstanding anything to the contrary in this Section 4, but subject to Section 3.4, until the Default Redemption Amount (together with Late Charges thereon) is paid in full pursuant to and in accordance with the terms set forth in Section 10, the outstanding balance (together with any Late Charges thereon), may be converted, in whole or in part from time to time, by the Lender into Common Stock pursuant to the other terms of this Note. Notwithstanding the foregoing, this Section 4.2(a) shall not apply to an Event of Default arising under Section 4.1(h) (Bankruptcy).

(b) After any Event of Default arising under Section 4.1(b), Lender will be entitled to the remedies set forth in Section 12 hereof.

5. BORROWER’S REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Borrower hereby represents and warrants to the Lender that:

5.1. there is no legal, administrative or other proceeding pending or to the best knowledge of the Borrower, threatened by or against the Borrower or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Borrower;

5.2. all corporate action on the part of the Borrower necessary for the authorization, execution and delivery of, and the performance of all obligations of the Borrower under this Note. This Note has been duly executed by the Borrower and are valid and binding obligations of the Borrower enforceable in accordance with their terms;

5.3. all consents, approvals or authorizations required in connection with the consummation of the transactions contemplated herein have been obtained;

5.4. the execution, delivery and performance of and compliance with this Note and the transactions contemplated hereby will not result in any violation or default, or be in conflict with or constitute, either a default under the its Certificate of Incorporation or By-laws, other constitutive document, or any agreement or contract of the Borrower, or a violation of any statutes, laws, regulations or orders.

5.5. all corporate books, records, documents and corporate agreements are (and will on an going basis be) uploaded and organized in the DropBox data room with access granted to Borrower as long as there is any outstanding balance due on the Note.

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5.6. Lender shall have the right to appoint two members to the Board of Directors of the Borrower as long as there is any outstanding balance due on the Note, and no change shall be made to the number of members of the Board of Directors without the approval of the two members appointed by the Lender.

5.7. as of the date of execution of this Note, all of Borrower’s accounts payable total approximately $78,300. Funds in the corporate account will be used to pay all outstanding credit card bills, leaving a $100.00 balance. As a condition to this Note, the Borrower’s Chief Executive Officer shall assume all other debts and the Borrower shall not take any other debt or obligations other than those specified in Section 1 above while the credit line remains open. All debt creditors assumed by the Chief Executive Officer must execute an agreement accepting the assignment of debt and releasing the Borrower.

5.8. Upon execution of the credit line, the Borrower shall not enter into any new agreement, contract or obligation (written or oral) or renewals of existing agreements, without written consent of Lender.

5.9. Upon execution of this Note, the Borrower shall file a Form 8-K disclosing the terms and conditions of this Note.

6. BORROWER PAYMENTS. This Note matures twelve months from the date of execution of the Note, ie the Maturity Date. All principal and accrued interest are due and payable on the Maturity Date. No payments on this note are due until such time.

7. NONCIRCUMVENTION. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Certificate of Incorporation (as defined in the Agreement), bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Lender of this Note. Without limiting the generality of the foregoing, the Borrower (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Borrower may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as this Note is outstanding, take all action necessary to maintain the Share Reserve.

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8. VOTING RIGHTS. The Lender shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

9. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Lender shall be required for any change or amendment to this Note.

10. TRANSFER OR ASSIGNMENT. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Lender without the consent of the Borrower.

11. REISSUANCE OF THIS NOTE.

11.1. Transfer. If this Note is to be transferred, the Lender shall surrender this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender a new Note, registered as the Lender may request, representing the outstanding balance being transferred by the Lender and, if less than the entire outstanding balance is being transferred, a new Note to the Lender representing the outstanding balance not being transferred.

11.2. Lost, Stolen or Mutilated Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Borrower in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Lender a new Note representing the outstanding balance.

12. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Upon the occurrence of an event of default under Section 4.1(m), the CEO agrees that his shares pledged in connection with this Note shall be released from the pledge and transferred to and delivered to the Lender, which does not release the Lender from additional remedies set forth herein. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney’s fees. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate. The Borrower therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Borrower shall provide all information and documentation to the Lender that is requested by the Lender to enable the Lender to confirm the Borrower’s compliance with the terms and conditions of this Note.

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13. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement prior to commencing legal proceedings, or is collected or enforced through any legal proceeding, or the Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note; or (b) there occurs any bankruptcy, reorganization, receivership of the Borrower or other proceedings affecting Borrower creditors’ rights and involving a claim under this Note; then the Borrower shall pay the costs incurred by the Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Borrower expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the Purchase Price paid for this Note was less than the Original Principal Amount.

14. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Borrower and the Lender and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Lender.

15. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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16. NOTICES; PAYMENTS.

16.1. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Securities Purchase Agreement titled “Notices.”

16.2. Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

16.3. Payments. Whenever any payment of cash is to be made by the Borrower to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions delivered to Borrower by Lender from time to time. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

17. CANCELLATION. After repayment or conversion of the entire outstanding balance, this Note shall automatically be deemed cancelled, shall be surrendered to the Borrower for cancellation and shall not be reissued.

18. WAIVER OF NOTICE. To the extent permitted by law, the Borrower hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement.

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19. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida. The Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Houston, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against the Borrower or any of its Subsidiaries in any other jurisdiction to collect on the Borrower’s obligations to the Lender, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Lender. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

20. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with one or more valid provisions, the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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21. GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Florida. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

22. UNCONDITIONAL OBLIGATION. Subject to the terms of the Agreement, no provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed. This Note is the direct obligation of the Borrower and not subject to offsets, counterclaims, defenses, credits or deductions.

23. TIMEOF THE ESSENCE. Time is expressly made of the essence of each and every provision of this Note.

24. MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Lender and thus refunded to the Borrower.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the Issuance Date set forth above.

THE BORROWER:

HEALTHCARE BUSINESS RESOURCES, INC.

By:
Stephen Epstein Chief Executive Officer

As to Section 4.1(m) and Section 12 hereof:

By:
Stephen Epstein, individually

Acknowledged and accepted by the Lender on this 2nd day of July, 2022

By:
Joel Arberman

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EXHIBIT A

Healthcare Business Resources, Inc.	Date: _________________________

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Healthcare Business Resources, Inc, a Delaware corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by the Borrower in favor of the Lender on July 1, 2022 (the “Note”), that the Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of the Borrower as of the date of conversion specified below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Lender in its sole discretion, the Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A. Date of conversion: ____________

B. Conversion Amount: ____________

C. Conversion Shares: _______________

Please deliver all certificated shares to the Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) at the following address:

_____________________________________

_____________________________________

_____________________________________

Sincerely,
Lender:

By:

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EXHIBIT B

ACKNOWLEDGMENT

The Borrower hereby acknowledges this Conversion Notice and hereby directs Vstock Transfer LLC to issue the aforementioned shares of Common Stock in accordance therewith.

HEALTHCARE BUSINESS RESOURCES, INC.

By:
Name:
Title:

AMENDMENT TO

Secured Convertible Promissory Note

FOR VALUE RECEIVED, the parties to that certain Secured Convertible Promissory Note (the “Note”) executed on July 1, 2022, which is attached hereto and made a part hereof for all purposes, hereby agree to amend the Note as follows:

Paragraph 19 of the Note, containing a reference to “Houston, California” is hereby deleted in its entirety and is hereby replaced by the following:

19. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida. The Borrower hereby irrevocably submits to the exclusive jurisdiction of the state courts sitting in Alachua County, Florida and federal courts Northern District of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against the Borrower or any of its Subsidiaries in any other jurisdiction to collect on the Borrower's obligations to the Lender, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Lender. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE

ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

All of the other terms and conditions of the Secured Promissory Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum on the                            day of July, 2022.

THE BORROWER:

HEALTHCARE BUSINESS RESOURCES, INC.

By:
Stephen Epstein Chief Executive Officer and individually

LENDER:

By:
Joel Arberman